As filed with the Securities and Exchange Commission on February 10, 2015

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

BROOKS AUTOMATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3040660
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15 Elizabeth Drive

Chelmsford, Massachusetts 01824

(Address, including zip code, of principal executive offices)

BROOKS AUTOMATION, INC. 2015 EQUITY INCENTIVE PLAN

(Full Titles of the Plans)

Jason W. Joseph

Vice President, General Counsel and Corporate Secretary

Brooks Automation, Inc.

15 Elizabeth Drive

Chelmsford, Massachusetts 01824

(978) 262-2400

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	5,000,000 shares	$12.45	$62,250,000	$7,233.45

(1)	The number of shares of common stock, par value $0.01 per share (“Common Stock”), of Brooks Automation, Inc. (the “Registrant”), stated above consists of the aggregate number of shares which may be issued pursuant to awards which may be hereafter granted under the Brooks Automation, Inc. 2015 Equity Incentive Plan (the “Plan”). The maximum number of shares which may be sold upon the exercise of options or issuance of other stock-based awards granted under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based on the average of the high and the low price of Registrant’s Common Stock as reported on the Nasdaq Global Market on February 6, 2015.

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a) Annual Report on Form 10-K for the year ended September 30, 2014 filed with the Commission on November 13, 2014;

(b) Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2014, filed with the Commission on February 5, 2015;

(c) Current Report on Form 8-K filed with the Commission on February 5, 2015;

(d) The portions of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on December 19, 2014 that are deemed “filed” with the Commission under the Exchange Act; and

(e) The description of the Registrant’s Common Stock which is contained in the Registrant’s Registration Statement on Form 8-A filed by the Registrant under Section 12 of the Securities Exchange Act of 1934 on January 27, 1995, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful.

Section 145 further provides that a corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation’s best interest, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines that, despite an adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

The Registrant’s restated certificate of incorporation provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s restated certificate of incorporation further provides for the indemnification of its directors and officers to the fullest extent permitted by Section 145 of the DGCL.

The Registrant’s amended and restated bylaws provide that the Registrant may indemnify, and may advance expenses, to each covered person who is a party to, or was or is threatened to be made a party to, or is otherwise involved in any proceeding, as provided in the Registrant’s amended and restated bylaws and to the fullest extent permitted by applicable law.

All of the Registrant’s directors and officers are covered by insurance policies maintained by the Registrant against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended. In addition, the Registrant has entered into or offered to enter into indemnification agreements with each of its directors and executive officers that provide for indemnification and expense advancement to the fullest extent permitted under the DGCL.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed as a part of or incorporated by reference into this Registration Statement:

4.1	Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.01 to the Registrant’s registration statement on Form S-3 (Reg. No. 333-189582), filed on June 25, 2013).

4.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.01 of the Company’s current report on Form 8-K, filed on February 11, 2008).

4.3	Specimen Certificate for shares of the Registrant’s common stock (incorporated herein by reference to the Registrant’s registration statement on Form S-3 (Reg. No. 333-88320), filed on May 15, 2002).

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5.1).

23.2	Consent of BDO USA, LLP.

23.3	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

99.1	2015 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.01 of the Company’s current report on Form 8-K, filed on February 5, 2015).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Chelmsford, Massachusetts on February 9, 2015.

BROOKS AUTOMATION, INC.

By	/s/ Stephen S. Schwartz
Stephen S. Schwartz
Chief Executive Officer

Each person whose signature appears below constitutes and appoints Stephen S. Schwartz, Lindon G. Robertson and Jason W. Joseph, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Brooks Automation, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen S. Schwartz Stephen S. Schwartz	Chief Executive Officer and Director (principal executive officer)	February 9, 2015

/s/ Lindon G. Robertson Lindon G. Robertson	Executive Vice President and Chief Financial Officer (principal financial officer)	February 9, 2015

/s/ David Pietrantoni David Pietrantoni	Vice President- Finance and Corporate Controller (principal accounting officer)	February 9, 2015

/s/ A. Clinton Allen A. Clinton Allen	Director	February 9, 2015

/s/ Robyn C. Davis Robyn C. Davis	Director	February 9, 2015

/s/ Joseph R. Martin Joseph R. Martin	Director	February 9, 2015

/s/ John K. McGillicuddy John K. McGillicuddy	Director	February 9, 2015

/s/ Krishna G. Palepu Krishna G. Palepu	Director	February 9, 2015

/s/ Kirk P. Pond Kirk P. Pond	Director	February 9, 2015

/s/ Alfred Woollacott, III Alfred Woollacott, III	Director	February 9, 2015

/s/ Mark S. Wrighton Mark S. Wrighton	Director	February 9, 2015

/s/ Ellen Zane Ellen Zane	Director	February 9, 2015

Brooks Automation, Inc.

INDEX TO EXHIBITS FILED WITH

FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Exhibit Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.01 to the Registrant’s registration statement on Form S-3 (Reg. No. 333-189582), filed on June 25, 2013).

4.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.01 of the Company’s current report on Form 8-K, filed on February 11, 2008).

4.3	Specimen Certificate for shares of the Registrant’s common stock (incorporated herein by reference to the Registrant’s registration statement on Form S-3 (Reg. No. 333-88320), filed on May 15, 2002).

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5.1).

23.2	Consent of BDO USA, LLP.

23.3	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

99.1	2015 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.01 of the Registrant’s current report on Form 8-K, filed on February 5, 2015).